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                                                                   EXHIBIT 10.21


                             EXE TECHNOLOGIES, INC.

                        MASTER SOFTWARE LICENSE AGREEMENT








         THIS MASTER SOFTWARE LICENSE AGREEMENT (this "Agreement") is entered into on this 1st day of December, 1999, between EXE TECHNOLOGIES, INC., a Delaware corporation ("EXE"), and HOME INTERIORS & GIFTS, INC., a Texas corporation ("Customer"). Intending to be legally bound hereby, EXE and Customer agree to the following terms and conditions:

1.       DEFINITIONS.

         (a) "Documentation" means the user guides and manuals for installation and use of the Licensed Product.

         (b) "Exhibit Index" means the original Exhibit Index to Master Software License Agreement that follows the signature page of this Agreement and each new Exhibit Index that may be attached subsequently to this Agreement pursuant to Sections 2 and 170).

         (c) "Licensed Product" means the object code version of the software listed on the Order Forms. "Licensed Product" does not include, however, any third party software that is subject to a separate written agreement between Customer and such third party even if listed on an Order Form.

         (d) "Nodes" means any and all devices (including, without limitation, workstations, terminals and handheld RF devices) that permit an individual to input data into, or otherwise access or Use, the Licensed Product.

         (e) "Order Form" means each sequentially numbered order form, beginning with the number 1, in the form attached hereto as Exhibit AI, and which the parties have attached and may subsequently attach to this Agreement pursuant to Section 2.

         (f) Source Code means, for the applicable Licensed Product, such Licensed Product in source code format, together with a copy of all relevant, available and existing technical documentation.

2. ORDERING. Customer hereby orders the Licensed Product listed on Order Form 1. Customer may, from time to time, order additional Licensed Product at EXE's then current list price or agreed upon price subject to the following procedure: the parties shall: (1) complete an Order Form; (2) execute a new
Exhibit Index indicating that such Order Form has been incorporated into this Agreement by marking the relevant "Applicable" box; and (3) attach such Order Form and Exhibit Index to this Agreement.

3.       LICENSE & SCOPE OF USE.

         (a) Operating Licenses. With respect to each Licensed Product ordered by Customer pursuant to Section 2, EXE



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grants to Customer a non-exclusive license (each, an "Operating License") to install, store, load, execute and display (collectively, "Use") the Licensed Product according to the applicable License Type (as defined in Section 3(b)) listed in the Order Form. Each Operating License shall be perpetual unless earlier terminated pursuant to Section 14. Customer's Use of the Licensed Product shall be limited to the United States of America and its territories and possessions unless Exhibit C (the "International Addendum") is marked as "Applicable" on the Exhibit Index and attached hereto.

         (b) License Types. The available types of licenses ("License Types") are as follows:

                  (i) Site License. A Site License authorizes Customer to make the Licensed Product available for Use at the facility or facilities, and by the number of Nodes, listed in the applicable Order Form in support of Customer's internal business activities. Upon written notice to EXE, Customer may relocate the Licensed Product from the facility or facilities where it was originally installed and Use the Licensed Product at another facility or facilities; provided that Customer Uses the Licensed Product obtained under a Site License at no more than the number of facilities, and by no more than the number of Nodes, listed in the applicable Order Form. (License Type Code: SL).

                  (ii) Business Unit License. A Business Unit License authorizes Customer to make the Licensed Product available for Use by the number of Nodes listed in the applicable Order Form in support of the internal business activities of Customer's division or other business unit, whether or not incorporated, listed in the applicable Order Form. (License Type Code: BUL).

         (c) Transfer and Other Restrictions. Except as specifically authorized in another provision of this Agreement, Customer may not copy, relocate, move, sublicense, rent, timeshare, loan, lease, or otherwise distribute the Licensed Product or operate the Licensed Product for the benefit of third parties without EXE's prior written consent and any attempt to the contrary shall be void and of no legal effect. If, Customer is or becomes a third party logistics provider and Customer has disclosed such fact to EXE, then the foregoing restriction against operating the Licensed Product for the benefit of third parties shall not be applicable. Further restrictions are contained in
Section 10 of this Agreement.

         (d) Backup Exception. Customer may make copies of the Licensed Product solely for archival/backup purposes.

         (e) Outsourcing Exception. Subject to Section 10 of this Agreement, Customer may engage an outsourcing provider to provide information technology services to Customer.

4.       VERIFICATION AND AUDIT.

         (a) Verification. Within ten (10) days after a written request by EXE,


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which request shall occur no more often than once annually, Customer shall furnish to EXE a certification signed by an appropriate officer of Customer certifying that Customer is Using the Licensed Product in accordance with the terms of this Agreement.

         (b) Audit. No more often than once annually, EXE may conduct audits of Customer's Use of the Licensed Product to ensure compliance with this Agreement (each, a "Compliance Audit"). Customer shall grant EXE, within ten
(10) days after EXE's written request, access to Customer's facilities during Customer's regular business hours for the purpose of conducting the Compliance Audit. EXE shall not unreasonably interfere with Customer's business activities while conducting the Compliance Audit. If an audit reveals that Customer has Used the Licensed Product in breach of this Agreement, then EXE may, at its option: (i) charge Customer additional fees that reflect Customer's actual Use of the Licensed Product, at EXE's then-current list price(s); or (ii) if such breach is material and is not cured by Customer within ten (10) days of EXE's written notice, EXE may terminate this Agreement; provided, however, if any such breach results solely from Customer's Use of the Licensed Product on a temporary basis in excess of the number of licensed Nodes to accommodate Customer's increased orders resulting from seasonal variations, promotions, or similar reasons such use is not a material breach of this Agreement, then EXE's sole remedy under this Section 4(b) is to charge Customer additional license fees that reflect Customer's actual Use of the Licensed Product at EXE's then-current list prices. If EXE chooses to charge additional fees pursuant to this Section 4(b), then Customer shall pay such additional fees promptly upon receipt of EXE's invoice.

5. SOURCE CODE. Customer acknowledges that no source code or technical-level documentation is licensed under this Agreement , unless Exhibit E-Source Code License Addendum is checked as Applicable on the Exhibit Index and attached to this Agreement.

6. DOCUMENTATION. EXE shall provide to Customer one (1) copy of the Documentation on computer readable media- Customer may reproduce the Documentation solely for the purposes of any Use of the Licensed Product by Customer authorized herein.

7. DELIVERY. EXE shall deliver the Licensed Product ordered under this Agreement to Customer on mutually acceptable media and by mutually acceptable means. Customer shall be deemed to have accepted each such shipment of the Licensed Product upon shipment or complete transmission of the Licensed Product to Customer, whichever occurs first.

8.       SOFTWARE UPGRADES AND SUPPORT.

         (a) Software Upgrades and Support. EXE shall not provide Customer with error corrections, updates or other releases of the Licensed Product unless Exhibit B 1 (the "Software Upgrade and Support Addendum") is marked as "Applicable" on the Exhibit Index and attached hereto.


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         (b)      EXE does not provide any services under this Agreement, other than warranty coverage as described in Section 11(a) and software upgrade and support services pursuant to the Software Upgrade and Support Addendum.

9. PRICES & PAYMENT. The Order Form sets forth the fees for the Licensed Product (the "License Fees"). Customer shall pay EXE the License Fees due hereunder in accordance with the payment schedules set forth in the applicable Order Form. Such payments become non-refundable upon shipment or transmission in accordance with Section 7. All other invoiced amounts shall be paid within thirty (30) days from Customer's receipt of EXE's invoice therefor. Customer may not withhold or setoff any amounts due hereunder. Any late payment shall be subject to EXE's costs of collection (including reasonable legal fees and costs) and shall also bear interest at the rate of one and one-half percent (1.5%) per month (or part thereof) or, if lower, the highest rate permitted by applicable law until paid. Prices quoted do not include, and Customer shall pay all sales/use, , value-added, GST, personal property or other similar taxes (including interest and penalties imposed thereon which are caused by Customer's late payment or failure to pay) arising from the transactions contemplated herein, except for taxes levied on EXE's net income.

10.      CONFIDENTIAL INFORMATION.

         (a) Customer acknowledges that: (i) the Licensed Product and the Source Code are and shall remain the exclusive property of EXE, its third party suppliers, and their respective successors and assigns; and (ii) Customer has no right, title or interest to or in the Licensed Product or the Source Code, except as expressly granted in this Agreement.

         (b) Acknowledgment. Customer hereby acknowledges that the Licensed Product (including any Documentation, source code, translations, compilations, partial copies and derivative works) and those materials provided under Section 17(P) of this Agreement contain confidential and proprietary information belonging exclusively to EXE or a third party supplier of EXE ("Confidential and Proprietary Information"). Confidential and Proprietary Information does not include: (i) information already known or independently developed by Customer outside the scope of this Agreement by personnel not having access to any Confidential and Proprietary Information; (ii) information already in the public domain through no wrongful act of Customer; or (iii) information received by Customer from a third party who was free to disclose such information.

         (c) Covenants. With respect to the Confidential and Proprietary Information, and except as expressly authorized herein, Customer shall not use or commercialize the Confidential and Proprietary Information or disclose



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the Confidential and Proprietary Information to any person or entity including any entity that is an affiliate of Customer, except to its own employees having a "need to know" (and who themselves are bound by equivalent non-use and non-disclosure obligations applicable to the Licensed Product), and to such third parties, including, but not limited to, third party logistics providers and outsourcing providers that (i) have first executed a confidentiality agreement in the form attached hereto as Exhibit F; and (ii) are not an EXE Competitor (as hereafter defined) or an affiliate of an EXE Competitor (such third parties being "Authorized Third Parties"). An EXE Competitor means any person or entity that offers to the public a software product that directly competes with a Licensed Product or with EXE's other software products offered, on the Effective Date, for warehouse distribution. Upon the written request of EXE, Customer shall provide EXE with copies of the confidentiality agreement(s) signed by the Authorized Third Parties. Neither Customer nor any Authorized Third Parties shall: (i) alter or remove from any Licensed Product or associated Documentation any proprietary, copyright, trademark or trade secret legend; or
(ii) attempt to decompile, disassemble or reverse engineer the Licensed Product or other Confidential and Proprietary Information (and any information derived in violation of such covenant shall automatically be deemed Confidential and Proprietary Information owned exclusively by EXE) Customer and its Authorized Third Parties shall use at least the same degree of care in safeguarding the Confidential and Proprietary Information as Customer uses in safeguarding its own confidential information, but in no event less than reasonable due diligence and care. Upon termination of this Agreement, Customer shall, and shall cause its Authorized Third Parties to, cease all use of, and return or destroy, all Confidential and Proprietary Information in its or their possession or control. The appropriate officer of Customer shall certify to EXE in writing, within fifteen (15) days after such termination, that Customer has complied with the obligations of the foregoing sentence.

11.      WARRANTIES & INDEMNIFICATION.

         (a) Limited Performance Warranty. EXE warrants to Customer that for a period of one (1) year following delivery of the Licensed Product under
Section 7 (the "Warranty Period") the Licensed Product will operate substantially in accordance with the applicable Documentation; provided that:
(i) the Licensed Product is installed and operated in accordance with the Documentation; (ii) Customer notifies EXE of any alleged malfunction within ten
(10) days after Customer's discovery thereof; (iii) Customer has properly installed all releases made available by EXE with respect to the Licensed Product and updates recommended by EXE with respect to any third party software products (including operating system software) that materially affect the performance of the Licensed Product; (iv) Customer has properly maintained all associated equipment, software and environmental conditions in accordance with applicable specifications and industry standards that


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materially affect the performance or functionality of the Licensed Product; (v)
Customer has not introduced other equipment or software creating an adverse impact on the Licensed Product that materially affects the performance or functionality of the Licensed Product; and (vi) Customer has paid all amounts due hereunder not the subject of a bona fide dispute and Customer is not in material default of any provision of this Agreement.

         (b) Surreptitious Code Warranty. EXE warrants to Customer that, except as otherwise provided in the International Addendum (if applicable), the Licensed Product will not contain any software lock, "time bomb" or similar disabling device (other than security features described in the Documentation) that is intended to disable or intentionally impair the ability of the Licensed Product to operate in accordance with this Agreement.

         (c) Year 2000 Warranty; Third-Party Product Disclaimer. EXE warrants that the Licensed Product accurately, correctly and consistently processes date/time data (including without limitation accepting, calculating, comparing, sorting, sequencing and returning) prior to, during and after the calendar year 2000 A.D., including leap year calculations ("Year 2000 Ready"). NOTWITHSTANDING THE FOREGOING, EXE MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND/OR USE), WITH RESPECT TO ANY THIRD-PARTY PRODUCTS, INCLUDING, WITHOUT LIMITATION, WHETHER SUCH THIRD-PARTY PRODUCTS ARE OR WILL BE YEAR 2000 READY OR WILL PROPERLY EXCHANGE DATA WITH THE LICENSED PRODUCT, WHETHER OR NOT SUCH THIRD-PARTY PRODUCTS ARE USED IN CONJUNCTION WITH, OR SHARE DATA WITH, THE LICENSED PRODUCT.

EXCEPT AS OTHERWISE AGREED TO BY EXE IN WRITING, AS BETWEEN EXE AND CUSTOMER, ANY AND ALL THIRD-PARTY PRODUCTS ARE EXPRESSLY PROVIDED "AS IS." EXE's sole obligation with respect to third-party products shall be to use commercially reasonable efforts to pass through and assign to Customer any warranties provided by the third-party vendors or suppliers that are reasonably capable of being assigned.

         (d)      Warranty Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED IN THIS
SECTION 11, THE LICENSED PRODUCT IS PROVIDED TO CUSTOMER WITHOUT, AND EXE EXPRESSLY DISCLAIMS, ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WHETHER ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF ACCURACY,


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COMPLETENESS, PERFORMANCE, CURRENCY, MERCHANTABILITY, FITNESS FOR A PARTICULAR
PURPOSE, NON-INFRINGEMENT OR TITLE. FURTHERMORE, THE WARRANTIES IN SECTIONS 11(a), 11(b) AND 11(c) DO NOT EXTEND TO MODIFICATIONS OF THE LICENSED PRODUCT MADE BY CUSTOMER OR A THIRD PARTY OR TO APPLICATIONS CREATED BY CUSTOMER OR A THIRD PARTY THROUGH USE OF A LICENSED PRODUCT, AND SUCH WARRANTIES ARE VOID TO THE EXTENT THAT SUCH MODIFICATIONS OR APPLICATIONS CAUSE THE WARRANTY CLAIM.

         (e) Non-Infringement Indemnity. EXE shall indemnify, defend and hold harmless Customer from and against any and all claims, actions, judgments and expenses suffered by Customer in connection with a claim or action that a Licensed Product infringes or misappropriates any United States copyright, patent or trade secret provided that: (i) the claimed infringement or misappropriation does not relate to, or result from, Customer's or any third party's modifications) of the Licensed Product or use of the Licensed Product in combination with software or hardware not supplied or expressly approved in writing by EXE; and (ii) Customer gives EXE prompt, written notice of any such claim and allows EXE to control the defense and all related settlement negotiations. If any infringement claim has occurred or in EXE's reasonable judgment is likely to occur and EXE is required to indemnify and defend Customer by virtue of the foregoing sentence, then Customer shall allow EXE, at EXE's option and expense, to procure the right for Customer to continue using the Licensed Product that is the subject of such claim, or to replace or modify such Licensed Product so that such Licensed Product becomes non-infringing yet remains functionally equivalent. If neither of the foregoing alternatives is available on terms that are reasonable, in EXE's sole discretion, then Customer shall, upon the request of EXE, return the Licensed Product to EXE, whereupon EXE shall return to Customer an equitable portion of the License Fees paid by Customer for such Licensed Product. This Section 11(e) states Customer's sole and exclusive remedy arising from copyright, patent and trade secret infringement claims made against Customer with respect to the Licensed Product, and EXE shall incur no liability to Customer relating to such infringement claims except as provided in this Section I 1(e).

12. LIMITATIONS OF REMEDIES & LIABILITIES. The parties acknowledge that the following provisions have been negotiated by them, reflect a fair allocation of risk and such allocation is reflected in the fees payable under this Agreement:

         (a) Remedies. Except as otherwise provided by Section 11(e), Customer's sole and exclusive remedies for EXE's default hereunder shall be: (i) to obtain the repair, replacement or correction of the defective Licensed Product; or (ii) if EXE reasonably determines that such remedy is not

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economically or technically feasible, to obtain a refund of an equitable portion of the License Fees actually paid by Customer with respect to the defective Licensed Product.

         (b)      Limitations of Liability.

                  (i)      General. EXCEPT FOR EXE'S LIABILITY ARISING UNDER
SECTION I 1(e), IN NO EVENT SHALL EXE'S OR ITS THIRD PARTY SUPPLIERS LIABILITY, IN THE AGGREGATE, FOR DAMAGES ARISING OUT OF THE USE OR LICENSING OF THE LICENSED PRODUCT OR ARISING UNDER THIS AGREEMENT OR THE EXHIBITS HERETO, WHETHER IN TORT, CONTRACT OR OTHERWISE, TO CUSTOMER OR ANY OTHER PERSON OR ENTITY EXCEED THE LICENSE FEES ACTUALLY PAID BY CUSTOMER.

                  (ii) Consequential Damages, Etc. as to Customer. IN NO EVENT SHALL EXE OR ITS THIRD PARTY SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR SIMILAR DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOOD WILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, LOSS OF WORK PRODUCT, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, WHETHER DIRECTLY OR INDIRECTLY CAUSED, WHETHER IN TORT, CONTRACT, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  (iii) Consequential Damages as to EXE. IN NO EVENT SHALL CUSTOMER BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR SIMILAR DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOOD WILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, LOSS OF WORK PRODUCT, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, WHETHER DIRECTLY OR INDIRECTLY CAUSED, WHETHER IN TORT, CONTRACT, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED HOWEVER, THE PARTIES ACKNOWLEDGE THAT ANY DIRECT OR INDIRECT DAMAGES FOR LOSS OF PROFITS BY REASON OF A BREACH BY CUSTOMER OF SECTION 3 OR SECTION 10 OF THIS AGREEMENT SHALL NOT BE LIMITED BY THIS SECTION.

13. TIME LIMIT FOR CLAIMS. Each party shall have two (2) years from the accrual of a cause of action to bring such action. If a party fails to bring such action within two (2) years of its accrual, then such party shall be deemed to have waived whatever rights it may have had in relation to such cause of action including all legal and equitable remedies.


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14.      TERM AND TERMINATION.

         (a) Term. This Agreement shall commence on the day first written above and shall continue until terminated in accordance with this Section 14. Notwithstanding the foregoing, services under the Software Upgrade and Support Addendum shall commence and terminate as provided in the Software Upgrade and Support Addendum.

         (b) Termination. Either party may, in addition to other relief, terminate this Agreement or any license granted hereunder if the other party breaches any material provision hereof and fails, within thirty (30) days after receipt of notice of such breach, to: (i) correct the breach if the breach is capable of correction within such thirty (30) day time period; or (ii) commence corrective action reasonably acceptable to the aggrieved party and proceed with due diligence to completion of such action if the breach cannot be remedied within such thirty (30) day time period.

         (c) Effect of Termination. Upon termination of this Agreement, all Operating Licenses terminate automatically, and Customer shall promptly destroy or return to EXE all copies of the Licensed Product and Documentation. The appropriate officer of Customer shall certify to EXE in writing, within fifteen
(15) days of such termination, that Customer has complied with the obligations of the foregoing sentence.

         (d)      Survival. The provisions contained in Sections 3(c), 9, 10, 11
(e) and 12-17 shall survive the termination of this Agreement for any reason in accordance with their respective terms.

15. DISPUTES. Exclusive venue for any and all actions arising out of this Agreement shall lie in Dallas County, Texas.

16.      EXPORT REGULATIONS.

         The transfer of technology across national boundaries is regulated by the United States Government. Customer shall not acquire, ship, transport, export or re-export the Licensed Product, directly or indirectly, into any country in violation of any applicable law (including, but not limited to, the United States Export Administration Act and the regulations promulgated thereunder) nor will Customer use the Licensed Product for any purpose prohibited by such laws.

17.      MISCELLANEOUS.

         (a) Force Majeure. Neither party hereto shall have any liability for delay or non-fulfillment of any terms of this Agreement caused by any cause not within such party's direct control (but excluding financial inability) such as an act of God, war, riots or civil disturbance, strikes, accident, fire, transportation conditions, labor and/or material shortages, governmental controls, regulations and permits and/or embargoes.

         (b) Notice. All notices, certifications and other required communications hereunder (each a "Notice") shall be in writing and shall be given to the receiving party: (1) personally; (2) by sending a copy of


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such Notice by first class, certified mail, postage prepaid, return receipt requested; (3) by recognized overnight courier service, charges prepaid; or (4) by facsimile, to such party's address or facsimile number set forth below or such other address or facsimile number as the receiving party may modify from time to time by giving notice as provided in this Section 17(b). A Notice shall become effective on the earlier of receipt or: (i) five (5) days after deposit in the United States mail if such Notice is properly addressed as set forth below and sent as provided above; (ii) one (1) business day after deposit with the courier service in the continental United States if such Notice is properly addressed as set forth below and sent as provided above; and (iii) upon transmission if such Notice is sent by facsimile as provided above, successful transmission is confirmed by facsimile report, and a confirming copy of such Notice is sent by first class, certified mail, postage prepaid, return receipt requested.

To EXE:

EXE Technologies, Inc.
8787 Stemmons Freeway
Dallas, TX  75247
Attention:  C.F.O.
Facsimile:  214-775-0913

With copy to:

EXE Technologies, Inc.
300 Baldwin Tower Blvd.
Eddystone, PA  19022
Attention:  General Counsel
Facsimile:  610-447-1824

To Customer before January 1, 2000:

Home Interiors & Gifts, Inc.
4550 Spring Valley Road
Dallas, TX  75234
Attention:  Jim Livingston
Facsimile:  ____________________

With copy to:

Home Interiors & Gifts, Inc.
4550 Spring Valley Road
Dallas, TX  75234
Attention:  General Counsel
Facsimile:  972-386-1106

To Customer after January 1, 2000:

Home Interiors & Gifts, Inc.
4055 Valley View Lane, Suite 500
Dallas, TX  75244-5074
Attention:  Jim Livingston
Facsimile:  ____________________

With copy to:

Home Interiors & Gifts, Inc.

--------------------------------

--------------------------------
Attention:  General Counsel
Facsimile:  ____________________

         (c) Severability. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. Furthermore, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended by limiting and reducing it so as to be as


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close to the parties' intent while remaining valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

         (d) Waiver & Remedies. No waiver by either of the parties hereto of any failure by the other party to keep or perform any covenant or condition of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other covenant or condition. Except for those remedies denominated as sole and exclusive remedies in this Agreement, the remedies herein provided shall be deemed cumulative, and the exercise of one shall not preclude the exercise of any other remedy nor shall the specifications of remedies herein exclude any rights or remedies at law or in equity which may be available.

         (e) Third Party Beneficiaries. This Agreement shall inure to the benefit of EXE and its third party suppliers.

         (f) Transferability; Change of Control. Customer shall not assign, transfer or encumber the rights granted under this Agreement or delegate the obligations imposed on it by this Agreement, in whole or in part, without obtaining the prior written consent of EXE which consent EXE may withhold in its sole discretion, but which shall not be unreasonably withheld or delayed. The word assign shall be deemed to include: (i) a sale of all or substantially all the assets of Customer; (ii) any merger of Customer into or with another company; and (iii) any other transaction or series of transactions which result in a change of control of Customer. Any assignment or delegation made in breach of this Section 17(f) shall be null and void. Notwithstanding the foregoing, Customer may assign this Agreement, in whole, but not in part, in connection with the sale of all or substantially all of the assets of Customer or to the surviving entity of a transaction or series of transactions which result in a change of control of Customer; provided that (i) the surviving entity is not an EXE Competitor; (ii) the surviving entity agrees in writing at the time of such assignment to be bound by the terms and conditions of this Agreement; (iii) any and all licenses granted hereunder, through the date of such assignment, are Licenses limited by number of Nodes (or users); and (iv) Customer promptly provides written notice of any such assignment to EXE, together with a copy of assignee's written agreement to be bound hereto; provided, however, if EXE has granted one or more licenses hereunder, through the date of such assignment, that are not Licenses limited by number of Nodes (or users) and which cannot be assigned without EXE's consent (collectively Unlimited User Licenses ), Customer may, in accordance with the provisions of this Section 17(f), assign this Agreement without EXE's consent as to the licenses that are not Unlimited User Licenses, but may not assign this Agreement as to the Unlimited User Licenses without EXE's consent which shall not be unreasonably withheld or delayed. In the event that, in accordance with the provisions of this Section 17(f), Customer intends to


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assign this Agreement to an affiliate of an EXE Competitor, Customer shall give
EXE prior, written notice thereof in accordance with applicable law and subject to a mutually agreeable non-disclosure agreement.

         (g) Independent Contractors. In making and performing this Agreement, the parties act and shall act at all times as independent contractors, and nothing contained herein shall be construed or implied to create an agency, association, partnership or joint venture between the parties. At no time shall either party make commitments or incur any charges or expenses for or in the name of the other party.

         (h) Titles. The titles of the Sections hereof are for convenience only and do not in any way limit or amplify the terms and conditions of this Agreement.

         (i) Governing Law. This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the State of Texas without regard to conflicts of law principles of any jurisdiction.

         (j) Amendments. This Agreement may not be modified or amended except in a writing executed by authorized representatives of both parties; provided that Customer may: (1) order additional Licensed Product as provided in
Section 2; and (2) obtain the other rights (and become subject to the other obligations) provided by the Exhibits listed on the current Exhibit Index as "Not Applicable" if both parties complete, execute and attach hereto a new
Exhibit Index and Customer pays EXE all relevant and current fees therefor, whereupon such new documentation shall become a supplement to this Agreement. Any subsequent purchase orders or other standard business forms of Customer shall not be an amendment hereto or revision hereof, whether or not received, accepted, approved or signed by EXE.

         (k) Counterparts. This Agreement, including the Exhibit Index, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         (l) Effective Date. This Agreement shall govern the relations of the parties as of the date first written above but shall not become effective until authorized representatives of both parties execute this Agreement and the
Exhibit Index.

         (m) Conflict. Each Exhibit hereto states whether this Agreement or such Exhibit prevails in the event of a conflict, inconsistency or ambiguity among this Agreement and such Exhibit.

         (n) Entire Agreement. This Agreement, together with the Exhibit Index and the Exhibits marked as "Applicable" on the Exhibit Index (which Exhibits are incorporated herein), contains the entire agreement between the parties hereto, and supersedes all other oral or written representations, statements, promises, agreements and letters or other expressions of intent of any kind with respect to the subject matter hereof between them.


Home Interiors & Gifts, Inc.     Master Software License Agreement      Page: 12
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

         (o) Publicity. Neither party may use the other party's name or marks or refer to this Agreement in any advertisement or press release or any public manner without the prior, express, and written consent of the other party, except as otherwise required by law or as reasonably necessary to perform such party's obligations or to exercise such party's rights in this Agreement. Furthermore, each party will use commercially reasonable efforts to ensure that the other party's name is not used in customer solicitations without the other party's prior written consent.

         (p) Additional Documents. If requested in writing by Customer and specifically subject to the confidentiality provisions of Section 10 of this Agreement, EXE will provide to Customer any relevant, available and existing technical documentation and Proprietary Software (as hereafter defined) for installation and support of the Licensed Product and any available training manuals applicable to the Licensed Product which have not already been provided to Customer, for which Customer shall pay to EXE any associated reproduction and shipping costs. Proprietary Software means any compilers and similar software that are not generally available in the open market including, but not limited to, compilers developed by EXE. EXE hereby grants a license to any and all software provided under this Section 17(p); provided, further, that any source code provided under this Section is subject to the provisions of Exhibit E Source Code License Addendum.

         (q) Benchmark Representation. EXE has previously performed the performance benchmarks identified in Exhibit G attached hereto, which produced the results identified therein. EXE makes no representation or warranty whatsoever that Customer will achieve similar results through Customer's use of the Licensed Product.



Home Interiors & Gifts, Inc.     Master Software License Agreement      Page: 13
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

         IN WITNESS WHEREOF, EXE and Customer have caused this Agreement to be executed by their duly authorized representatives.





EXE TECHNOLOGIES, INC.              HOME INTERIORS & GIFTS, INC.



By    /s/ Michael Burstein                    By   /s/ Donald J. Carter, Jr.
   -------------------------------------         -------------------------------

Name     Michael Burstein                     Name     Donald J. Carter, Jr.
    ------------------------------------         -------------------------------

Title    CFO                                  Title    CEO
     -----------------------------------         -------------------------------











Home Interiors & Gifts, Inc.   Master Software License Agreement        Page: 14
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

                                  EXHIBIT INDEX
                                       TO
                        MASTER SOFTWARE LICENSE AGREEMENT


This Exhibit Index to the Master Software License Agreement is dated December 1, 1999. The following Exhibits, if marked as "Applicable", are incorporated by reference into this Agreement:

                    (A BOX FOR EACH EXHIBIT MUST BE CHECKED)



EXHIBIT                                                               APPLICABLE          NOT APPLICABLE
-------------------------------------------------------------------------------------------------------------

Exhibit A1        -        Order Form 1                                   X
-------------------------------------------------------------------------------------------------------------
Exhibit B1        -        Software Upgrade and Support
Addendum                                                                  X
-------------------------------------------------------------------------------------------------------------
Exhibit C         -        International Addendum                         X
-------------------------------------------------------------------------------------------------------------
Exhibit E         -        Source Code Addendum                           X
-------------------------------------------------------------------------------------------------------------
Exhibit F         -        Non-disclosure Agreement                       X
-------------------------------------------------------------------------------------------------------------
Exhibit G         -        Performance Benchmarks                         X
-------------------------------------------------------------------------------------------------------------


         IN WITNESS WHEREOF, FOR ADEQUATE CONSIDERATION AND INTENDING TO BE LEGALLY BOUND, THE PARTIES HERETO HAVE CAUSED THIS EXHIBIT INDEX TO THE MASTER SOFTWARE LICENSE AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.


EXE TECHNOLOGIES, INC.                       HOME INTERIORS & GIFTS, INC.



By       /s/ Michael Burstein                By  /s/ Donald J. Carter, Jr.
  ----------------------------------           --------------------------------

Name     Michael Burstein                    Name    Donald J. Carter, Jr.
    --------------------------------             ------------------------------

Title    CFO                                 Title    CEO
     -------------------------------              -----------------------------








Home Interiors & Gifts, Inc.    Master Software License Agreement  Page: Exhibit
                                                                         Index
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

                                   EXHIBIT A-1

                                  ORDER FORM 1


Capitalized terms in this Exhibit A1 shall have the same meaning given to them in the Master Software License Agreement between EXE and Customer dated December 1, 1999 (the "Agreement").



Bill To: Home Interiors & Gifts, Inc.      Ship to: Home Interior & Gifts, Inc.
         4055 Valley View Lane                      4055 Valley View Lane
         Suite 500                                  Suite 500
         Dallas, TX  75244-5074                     Dallas, TX  75244-5074
         Attn:  Chris Lesher                        Attn:  Chris Lesher
         Phone:  972-386-1000                       Phone:  972-386-1000
         County:  Dallas


------------------------------------------------------------------------------------------------------------
       Licensed Product          License       Facility or Facilities        Nodes         License Fees
                                  Type
------------------------------------------------------------------------------------------------------------
Exceed 2000

EXE Connect
RF Server
Crossdock                                                                                 USD477,000.00
Succeed Alert Server            SL [one     Home Interiors & Gifts, Inc.      200       [See Payment Terms
Labor Standards                 (1) site]        Carrollton, Texas                           below.]

Exceed 4000v3.x

[current general release(s)[
------------------------------------------------------------------------------------------------------------



Payment Terms:

Customer shall pay to EXE License Fees due under this Exhibit A l in the amount of USD477,000.00 as follows:

(a)      USD190,800.00 shall be due upon execution of the Agreement;
(b)      USD143,100.00 shall be due on December 30, 1999; and
(c)      USD143,100.00 shall be due on May 1, 2000.


Home Interiors & Gifts, Inc.    Master Software License Agreement     Page: A1-1
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

Other Terms and Conditions:


1. Until December 31, 2000, Customer shall have the option to purchase additional Site Licenses (20 Nodes each) for the Licensed Product(s) ordered in this Exhibit Al at USD70,000.00 per Site License; provided that each Customer facility licensed pursuant to this option shall contain less than 0,000 distribution square feet.

2. Until December 31, 2000, Customer shall have the option to purchase the following additional Licensed Products at the following license fees:


         A.       Succeed Warehouse Optimizer.................................USD50,000

         B.       The following two modules for a total of....................USD75,000

                        Yard & Dock

                        Succeed ODSS 2000

3. Until December 31, 2001, Customer shall have the option to purchase additional Nodes for the Licensed Product(s) ordered in this Exhibit A 1 at a price not to exceed USD1,500 per additional Node.

4. Subject to Customer's execution of the additional documents described in Section 2 of the Agreement and on the same terms and conditions of the Agreement as applicable, Customer may exercise any and all options to purchase pursuant to this Exhibit Al by written notice to EXE. Payment for an option is due within 30 days after the later of the date of delivery to Customer or Customer's receipt of EXE's invoice therefor.





Conflict: In the event of a conflict, inconsistency or ambiguity between this Exhibit and the Agreement, the Agreement shall prevail.






Home Interiors & Gifts, Inc.     Master Software License Agreement    Page: A1-2
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

                                   EXHIBIT B1

                      SOFTWARE UPGRADE AND SUPPORT ADDENDUM


         This Exhibit sets forth certain terms and conditions under which EXE shall perform software upgrade and support services with respect to the Licensed Product(s) licensed to Customer pursuant to Exhibit A1 of the Master Software License Agreement, dated December 1, 1999, between EXE and Customer (the "Agreement") and is subject to all of the terms and conditions of the Agreement and of this Exhibit. In the event of a conflict, inconsistency or ambiguity between this Exhibit and the Agreement, the Agreement shall prevail.

         Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Exhibit B 1 shall have the same meaning given to them in the Agreement to which this Exhibit is attached.

         Section 2. Term. The initial term of this Exhibit shall commence on the day this Exhibit is incorporated into the Agreement and shall run for a period of one (1) year (the "Initial Term"). This Exhibit shall automatically renew for successive one-year periods (each such period being a "Renewal Term" commencing on the first day after the expiration of the Initial Term) up to a maximum of four Renewal Terms, unless Customer gives written notice to EXE of the Customer's intent to terminate this Exhibit at least thirty (30) days prior to the expiration of the Initial Term or Renewal Term, as the case may be. If not previously terminated by Customer as provided for in this Section 2, this Exhibit shall terminate upon the earlier to occur of (i) expiration of the fourth Renewal Term; or (ii) termination of the Agreement.

         Section 3. Scope of Support Services - Worldwide Support Center.

         (a) EXE's Worldwide Support Center shall provide a telephone help line twenty-four (24) hours per day, seven (7) days per week, excluding holidays.

         (b) EXE shall allocate a support engineer to any error in the Licensed Product reported to the Worldwide Support Center. The support engineer will then be responsible for arranging for diagnosis of the error. If EXE determines that such error is in unmodified Licensed Product, EXE shall use its commercially reasonable efforts to resolve the errors within a reasonable period of time. For the avoidance of doubt, neither Releases (as defined below) delivered by EXE pursuant to this Exhibit nor the implementation of such Releases alone shall constitute modifications under this Section 3(b). Customer shall be responsible for implementing any error corrections or other Releases supplied by EXE. Schedule 1 to this Exhibit B 1 sets forth EXE's current estimated response times.


Home Interiors & Gifts, Inc.    Master Software License Agreement     Page: B1-1
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

         Section 4. Scope of Software Upgrade Services. EXE shall license and deliver to Customer all error corrections, updates and other releases of the Licensed Product listed on the Order Forms (collectively "Releases"), and a copy of the Source Code therefor, if and when such Releases and Source Code become available.

         Section 5. Payment. Customer shall pay EXE fees for the Initial Term of software upgrade and support services as follows:

         (a) USD25,100.00 shall be due upon execution of the Agreement (based on an annual amount of 10% of the License Fees due under Exhibit A 1 of the Agreement, prorated from execution through April 30, 2000);

         (b) USD50,200.00 shall be due by April 30, 2000 (based on an annual amount of 20% of the License Fees due under Exhibit A 1 of the Agreement, prorated from May 1, 2000 through the end of the Initial Term).

         EXE may increase the fees due hereunder for Renewal Terms; provided that (i) EXE notifies Customer in writing of such an increase at least sixty
(60) days prior to the expiration of the Initial Term or Renewal Term as the case may be; and (ii) for the first three (3) Renewal Terms, each such increase shall not exceed five percent (5(degree)/0) annually. Customer shall pay the fees for Renewal Terms net thirty (30) days from Customer's receipt of EXE's invoice therefor.

         Section 6. Coordination with Agreement. Releases shall be considered Licensed Product for all purposes of the Agreement and the Exhibits thereto except that the warranty period in Section 11(a) of the Agreement shall not begin to run with respect to a Release until delivery of such Release to Customer.

         Section 7. Customer's Responsibilities. Customer shall designate up to three (3) persons and may designate up to three alternates to contact EXE's Worldwide Support Center (collectively the "Project Manager"). The Project Manager must be fully acquainted with Customer's information technology systems including the Licensed Product. Customer is responsible for integration and installation of all Releases. Customer is exclusively responsible for the supervision, management, backup, security and control of all aspects of Customer's information technology systems.


Home Interiors & Gifts, Inc.    Master Software License Agreement     Page: B1-2
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

                            Schedule 1 to Exhibit B1

-------------------------------------------------------------------------------------------------------------
    EXE Issue          Classification         EXE Assignment       Issue Escalated to
 Classification          Definition              Timeframe            who and when...           Other
-------------------------------------------------------------------------------------------------------------
Severity 1         Down production         Immediately assigned   Escalated within an    At 6 hours the SVP
                   system.  Warehouse      to support analyst     hour if problem is     of R&D and
                   operations have         qualified to work on   not isolated and       Professional
                   stopped.                issue.  EXE will       fixed.  At 3 hours     Services are
                                           work around the        the Director of WWCS   notified.
                                           clock on issue until   is notified.  At 4
                                           either fix or          hours the VP of
                                           workaround provided.   Worldwide Customer
                                                                  Support is
                                                                  notified along
                                                                  with the
                                                                  customer EXE
                                                                  Regional VP.
-------------------------------------------------------------------------------------------------------------
Severity 2         Down business process   Assigned to support    Escalated within 4     R&D will work on
                   with workaround.        analyst.  Attempt to   days after work        this to resolve or
                   Operations continue     Resolved within 4-8    began.  At 4 days      provide ability to
                   but at reduced rate.    business days.  If     the WWCS Director is   move it to
                   Needs to be             not resolved within    notified.  After 8     Severity 3.  SVP
                   resolved.  Urgent but   eight (8) days,        days the VP of         of R&D and
                   not critical.           issue becomes          Worldwide Customer     Professional
                                           Severity 1.            Support is notified    Services are
                                                                  and if a Base          notified after 8
                                                                  problem, escalated     days.
                                                                  to R&D.  Regional VP
                                                                  is notified as well.
-------------------------------------------------------------------------------------------------------------
Severity 3         Problem with            Assigned to support    Will be tracked with
                   software.  Not          analysis               a goal to close
                   impacting operations    (PMT-Product           within the next
                   adversely.  Important   Maintenance Team).     product release.
                   but not urgent.         If not resolved
                                           within 90 days,
                                           issue becomes
                                           Severity 2.
-------------------------------------------------------------------------------------------------------------
Severity 4         Software or             Assigned to support    Will be tracked with
                   documentation bug       analyst (PMT).  If     a goal to be closed
                   that can wait until     not resolved in the    within the next
                   next release.  Not      next product           product release.
                   urgent.                 release, issue
                                           becomes Severity 3.
-------------------------------------------------------------------------------------------------------------

       Customer may update status of issues by calling Worldwide Support.






Home Interiors & Gifts, Inc.     Master Software License Agreement    Page: B1-3
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

                                    EXHIBIT C

                             INTERNATIONAL ADDENDUM


         This Exhibit sets forth certain terms and conditions of EXE's provision of the Licensed Product in accordance with the Master Software License Agreement, dated December 1, 1999, between EXE and Customer (the "Agreement") and is subject to all of the terms and conditions of the Agreement and of this Exhibit. In the event of a conflict, inconsistency or ambiguity between this Exhibit and the Agreement, this Exhibit shall prevail.

Section 1.  Defined Terms.

         (a) Unless otherwise defined herein, capitalized terms in this Exhibit C shall have the same meaning given to them in the Agreement to which this Exhibit is attached.

         (b) "Territory" shall mean the geographical location where Customer is licensed to Use the Licensed Products outside of the United States.

Section 2. United Nations Convention on Contracts. EXE and Customer expressly agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to the Agreement.

Section 3. Shipment Term. EXE shall ship the Licensed Products to Customer "Free Carrier" (as defined in Incoterms 1990) EXE's place of business; provided that title to the media containing the Licensed Product shall not pass to Customer until the media leaves territory under the jurisdiction of the United States.

Section 4. Protection Devices. At EXE's request, Customer shall use EXE's hardware-based copy protection device (EXE's currently supported device is Rainbow Technology's Net Sentinel) on all installations of the Licensed Product outside of the United States and Canada to enable the copy protection features of the Licensed Product at those sites. ABSENCE OF THE DEVICE WHEN PROTECTION IS ENABLED CAUSES THE DEACTIVATION OF CERTAIN KEY FUNCTIONS OF THE LICENSED PRODUCT (SUCH AS PRINTING, DATA IMPORT AND EXPORT) BUT DOES NOT DAMAGE OR OTHERWISE AFFECT EXISTING DATA. Customer acknowledges that this additional protection is required by the lack of controls on software piracy in many markets. Customer shall acquire the required number of devices (one per network) from EXE. Customer shall pay for the devices at EXE's cost, plus reasonable costs of shipment and handling, within thirty (30) days of Customer's receipt of EXE's invoice therefor.

Section 5. Disputes. Exclusive venue for any and all actions arising out of this Agreement shall lie in Dallas County, Texas, U.S.A..



Home Interiors & Gifts, Inc.    Master Software License Agreement      Page: C-1
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

Section 6. Compliance with Laws and Regulations.

         (a) Compliance with Local Law. Customer shall not undertake, cause or permit to be undertaken, any activity that is illegal under any laws, decrees, rules or regulations in effect in the Territory.

         (b) Compliance with United States Law. Notwithstanding Section 6(a) of this Exhibit C, Customer shall not undertake, cause or permit to be undertaken, any activity that would have the effect of causing EXE to be in violation of any laws, decrees, rules or regulations in effect in the United States or the Territory. Customer shall also comply with the requirements of the United States Foreign Corrupt Practices Act and United States Anti-Boycott Regulations (in present form or as they may be amended in the future) as they may apply to Customer's activities. Customer shall comply, and shall at all times cooperate promptly with EXE to enable EXE to comply, with the provisions of the United States Export Administration Act, the War Powers Act, or any other law or Executive Order relating to control of exports or transfer of technology, and the regulations of the United States Departments of State, Commerce and Defense relating thereto, (in present form or as they may be amended in the future) as they may apply to Customer's activities.

         (c) Compliance with Export Laws and Regulations. The Agreement and Customer's performance thereof are specifically made subject to all laws, regulations, orders or other restrictions on the export from the United States of America of computer software, hardware, communications equipment and technical knowledge or know-how relating thereto, which may be imposed from time to time by the federal government of the United States of America. Customer shall not export, re-export or transfer, directly or indirectly, any such software, hardware, communications equipment or information to any country for which the United States Government or any agency thereof requires, with respect to United States exporters, an export license or other governmental approval at the time of export, re-export, or transfer, without first obtaining such license or approval.



Home Interiors & Gifts, Inc.    Master Software License Agreement      Page: C-2
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

                                    EXHIBIT E

                          SOURCE CODE LICENSE ADDENDUM



         This Exhibit sets forth the terms and conditions of EXE's provision of source code to the Licensed Product, as may be modified by EXE from time to time, and related documentation (collectively, the "Source Code") in accordance with the Master Software Agreement, dated December 1, 1999, between EXE and Customer (the "Agreement") and is subject to all of the terms and conditions of the Agreement and of this Exhibit. In the event that any of the terms of this Exhibit conflict with the Agreement, this Exhibit shall control.

Section 1. Defined Terms. Capitalized terms in this Exhibit E shall have the same meaning given to them in the Agreement to which this Exhibit is attached.

Section 2. Source Code License. Except upon a Release Event, as hereinafter defined or for the purposes of verification, (a) Customer may not Use the Source Code for any purpose; (2) Customer may not modify the Source Code; and (3) Customer shall keep the Source Code in a location accessible only to officers of the Customer or upon Customer's computer system in a secure environment accessible only by password known to one or more officers of Customer. A Release Event means one or more of the following events: (i) EXE has ceased to offer the Licensed Product for licensing; (ii) EXE has materially failed to provide support services for the Licensed Product in accordance with its contractual obligations to Customer in accordance with Exhibit B I of the Agreement; (iii) EXE has ceased business operations; or (iv) EXE becomes insolvent, makes an assignment for the benefit of its creditors, a receiver is appointed, or a petition in bankruptcy is filed with respect to EXE and such petition is not dismissed within thirty (30) days. From time to time, Customer may, in its sole discretion, use reasonable means to verify that the Source Code is the correct version for the then-current executable form of the Licensed Product. Such reasonable means include, but are not limited to, compiling the Source Code.

Section 3. Additional Restrictions. Customer may not and shall not at any time:
(a) distribute, transfer, rent, lease, sublicense, time-share or lend the Source Code (including any extract, copy or transcription thereof, any derivative works thereof or any object code produced therefrom) to any third party, except that providing the Source Code (or the object code produced therefrom) to an Authorized Third Party in support of Customer's authorized use of a Licensed Product does not violate the provisions of this Section; (b) use the Source Code, any derivative works thereof or any object code produced therefrom for the benefit of any third party, except as permitted by the Agreement; or (c) remove or obscure EXE's copyright, trademark and proprietary information notices from the Source Code. Customer shall not make



Home Interiors & Gifts, Inc.    Master Software License Agreement     Page:  E-1
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW
copies of the Source Code; provided that during the term of this Exhibit E, Customer may maintain a total of two (2) copies of the Source Code under its possession or control (one of which is the copy of the Source Code delivered by EXE to Customer). Customer shall inform EXE the location of each copy of the Source Code and shall not relocate any copy of the Source Code to a location other than the location of the associated Licensed Product without EXE s prior written consent which consent shall not be unreasonably delayed or withheld.

Section 4. Delivery. EXE shall deliver the Source Code to Customer on mutually acceptable media and by mutually acceptable means. Customer shall be deemed to have accepted the Source Code and Source Code License upon shipment or complete transmission of the Source Code to Customer, whichever occurs first.

Section 5.  Exclusive Ownership.

         (a) Exclusive Ownership. The Source Code License does not provide Customer with title to or ownership of the Source Code or the Licensed Product. Rather, the Source Code License provides Customer with only the limited rights set forth in this Exhibit.

         (b) Acknowledgment of Proprietary Features. Customer acknowledges that the Source Code is a commercially valuable, highly proprietary product of EXE and that its design and development reflect the effort of skilled development experts and the investment of considerable time and money. Customer acknowledges that the Source Code contains substantial trade secrets of EXE, which EXE has entrusted to Customer in confidence to use only as expressly authorized by this Exhibit E. Customer further acknowledges that the Source Code License in no way allows Customer to distribute derivative works created using or from the Source Code (including object code) to a third party or to the public in general. Customer further acknowledges that EXE claims and reserves all rights and benefits that are afforded under federal copyright law with respect to software programs. Any copying, modification or distribution of the Source Code not expressly authorized by this Exhibit E is strictly forbidden.

Section 6. Confidentiality. Customer shall not, at any time, disclose or disseminate the Source Code (including any extract, copy or transcription thereof), or the trade secrets embodied therein, whether in whole or in part, except to those employees, consultants, contractors or other persons who: (a) have a need to know and to obtain access thereto in order to give effect to the rights granted to Customer under this Exhibit; (b) are not EXE Competitors; and
(c) have signed agreements with respect to the Source Code containing non-disclosure and non-use provisions substantially equivalent to those set forth in this Exhibit. Customer shall take appropriate action, by instruction, agreement, and otherwise, with any persons authorized to have access to the Source Code, so as to enable Customer to fulfill the foregoing obligations.


Home Interiors & Gifts, Inc.    Master Software License Agreement     Page:  E-2
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

Under no circumstances may Customer give any known EXE Competitor direct access to the Source Code without the prior written consent of EXE in its sole discretion.

Section 7. Term. The term of the Source Code License shall commence upon the incorporation of this Exhibit E into the Agreement and shall continue until the earlier of the termination of the Agreement or the date upon which Customer ceases to use the Licensed Product. Upon the termination of the Source Code License, Customer shall return to EXE all copies of the Source Code in its possession or under its control, but Customer's obligation to protect the confidentiality of the Source Code shall continue.

Section 8. Injunctive Relief. Customer acknowledges that it is impossible to measure fully, in monetary damages, the injury that will be caused to EXE in the event of a breach or threatened breach of any of the provisions of this Exhibit E, and Customer waives the claim or defense that EXE has an adequate remedy at law. Customer shall not in any action or proceeding to enforce any of the provisions of this Exhibit, assert the claim or defense that an adequate remedy at law exists. EXE shall be entitled to injunctive relief to enforce the provisions hereof, without prejudice to any other remedy EXE may have at law or in equity.

Section 9. No Warranty. THE SOURCE CODE IS PROVIDED TO CUSTOMER WITHOUT, AND EXE EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WHETHER ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF ACCURACY, COMPLETENESS, PERFORMANCE, CURRENCY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR TITLE. Customer acknowledges that the warranties in Sections 11(a), 11(b) and 11(c) of the Agreement do not extend to the Source Code or to applications created by Customer or a third party through use of the Source Code.

Section 10. Limitations of Liabilities. The parties acknowledge that the following provisions have been negotiated by them, reflect a fair allocation of risk and such allocation is reflected in the fees payable under this Agreement:

         (a) General. IN NO EVENT SHALL EXE'S LIABILITY, IN THE AGGREGATE, FOR DAMAGES ARISING OUT OF THE USE OR LICENSING OF THE SOURCE CODE, WHETHER IN TORT, CONTRACT OR OTHERWISE, TO CUSTOMER OR ANY OTHER PERSON OR ENTITY EXCEED THE FEES ACTUALLY PAID BY CUSTOMER FOR THE SOURCE CODE LICENSE.

         (b) Consequential Damages, Etc. EXE SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR SIMILAR DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, LOSS OF WORK PRODUCT, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, WHETHER DIRECTLY OR INDIRECTLY CAUSED, WHETHER IN TORT, CONTRACT. OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.



Home Interiors & Gifts, Inc.     Master Software License Agreement     Page: E-3
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

                                    EXHIBIT F

                            NON-DISCLOSURE AGREEMENT

         THIS NON-DISCLOSURE AGREEMENT (this Agreement ) is made on between HOME INTERIORS & GIFTS, INC., a Texas corporation ( Home Interiors ), and a [STATE OF ORIGIN] [LEGAL ENTITY] (the Agent).

                                   BACKGROUND

         The Agent provides contracted services for Home Interiors & Gifts, Inc. ( Home Interiors ) at Home Interiors' facility located at [INSERT ADDRESS OF THE SITE]. Home Interiors has obtained from EXE Technologies, Inc. ( EXE ) a license to use the object code and/or Source Code version(s) of certain EXceed or other EXE software (the Software ) at the Facility pursuant to a Master Software License Agreement between EXE and Home Interiors (the License ), as it is installed at the Facility. The Agent and Home Interiors desire the Agent to be an authorized user of the Software under the License exclusively in support of Home Interiors' internal business activities. EXE has granted Home Interiors the right to make the Agent an authorized user of the Software exclusively in support of Home Interiors' internal business activities; provided that the Agent first enters into this Agreement. For the avoidance of doubt, the internal business activities of Customer are deemed to include Customer's use of a Licensed Product as a third party logistics provider and Customer's use of an outsourcing provider to supply information technology services to Customer.

         NOW, THEREFORE, in consideration of the foregoing premises and making the Agent an authorized user of the Software, intending to be legally bound, the Agent and Home Interiors agree as follows:

1. Acknowledgments. The Agent acknowledges that: (i) the Software and any and all associated documentation, source code, translations, compilations, partial copies and derivative works (collectively, Confidential and Proprietary Information ) is valuable, confidential and proprietary property owned exclusively by EXE; (ii) the Agent has no right, title or interest to or in any of the Confidential and Proprietary Information; (iii) the Agent itself has no license to any of the Confidential and Proprietary Information, rather the Agent is merely an authorized user of the Software under the License between EXE and Home Interiors; (iv) all use of the Software is governed by the License, including limiting Agent's use of the software under the Agreement exclusively to support Home Interiors' internal business activities and for no other purpose; and (v) this Agreement in no way expands the rights granted under the License.

2. Negative Covenants. The Agent shall not: (a) use any of the Confidential and Proprietary Information for any person's benefit (including the Agent's) except that the Agent may (i) review Documentation for the Software to become familiar with its


Home Interiors & Gifts, Inc.    Master Software License Agreement     Page:  F-1
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW
operation and (ii) use the Software solely for Home Interiors' benefit at the Facility in accordance with the terms of the License; (b) disclose the Confidential and Proprietary Information; (c) except as authorized in the License, copy, relocate, move, rent, loan, lease, commercialize or otherwise distribute any of the Confidential and Proprietary Information; (d) alter or remove any proprietary, copyright, trademark or trade secret legend affixed to or embedded in the Confidential and Proprietary Information; or (e) attempt to decompile, disassemble or reverse engineer the Software or any other Confidential and Proprietary Information (and any information derived in violation of such covenant shall automatically be deemed Confidential and Proprietary Information owned exclusively by EXE).

3. Affirmative Covenants. The Agent shall: (a) immediately consult with Home Interiors if it has any questions regarding the permitted use of the Confidential and Proprietary Information; (b) shall take all reasonable measures to protect the secrecy of, and avoid the unauthorized disclosure or use of Confidential and Proprietary Information including (i) the highest degree of care that the Agent uses to protect the Agent's own confidential and proprietary information of a similar nature, but no less than due diligence and care and
(ii) requiring its employees and consultants who have access to any of the Confidential and Proprietary Information to sign or have signed an agreement with provisions that are substantially equivalent to the terms of this Agreement; and (c) promptly inform Home Interiors in writing of any disclosure, misuse or misappropriation of any Confidential and Proprietary Information that may come to the Agent's attention including, without limitation, any use of the Software beyond the terms of the License.

4. Termination. Upon the earlier to occur of (a) termination of the License or (b) any breach of this Agreement, the Agent shall immediately: (i) cease all use of the Confidential and Proprietary Information; (ii) return or destroy all Confidential and Proprietary in its possession or control; and (iii) certify to Home Interiors in writing that the Agent has complied with the obligations of this Section.

5. Notice of Required Disclosure. If the Agent is required by judicial or administrative process to disclose any of the Confidential and Proprietary Information, then the Agent shall promptly notify Home Interiors and allow Home Interiors and/or EXE a reasonable time to oppose such process.

6. Successors; Assignment. This Agreement shall be binding upon the Agent and the Agent's successors and assigns; provided, however, that this Agreement and the rights and obligations thereunder may not be assigned or delegated, in whole or in part, without the prior written consent of Home Interiors.

7. Governing Law; Jurisdiction. This Agreement any dispute arising hereunder shall be governed by the laws of the State of Texas without regard to any conflict of law rules of any jurisdiction. The Agent irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement (including, without limitation, any action for preliminary and permanent injunctive relief and other



Home Interiors & Gifts, Inc.    Master Software License Agreement     Page:  F-2
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW
equitable relief) may be instituted in the State of Texas or federal courts in the Northern District of Texas, Dallas Division; (b) consents to personal jurisdiction in such courts and further agrees that service of process upon the Agent may be effected by certified mail or by any other means permitted by law;
(c) waives any objection that the Agent may have to the laying of venue of any such suit, action or proceeding in any such court; and (d) waives any claim or defense of inconvenient forum. Any judgment entered in such courts may be enforced against the Agent in any court of competent jurisdiction.

8. Remedies. The Agent acknowledges that: (a) its obligations under this Agreement are necessary and reasonable to protect Home Interiors and EXE and Home Interiors' and EXE's businesses; (b) any violation or threatened violation of the Agent's covenants and agreements set forth in this Agreement will cause irreparable injury to Home Interiors and EXE; and (c) monetary damages will be inadequate to compensate Home Interiors and EXE for any such violation or threatened violation. In addition to any other remedies that may be available, in law, in equity or otherwise, Home Interiors and EXE shall be entitled to obtain injunctive relief to enforce the provisions of this Agreement.

9. Third Party Beneficiary. Agent and Home Interiors acknowledge that EXE is an intended third party beneficiary of this Agreement.

10. Entire Agreement. This Agreement contains the entire agreement and understanding relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings. This Agreement may not be changed or modified, except in a writing signed by both the Agent and Home Interiors. The failure or delay of Home Interiors or EXE to exercise any right under this Agreement shall not be deemed a waiver of any rights under this Agreement.



Home Interiors & Gifts, Inc.    Master Software License Agreement      Page: F-3
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

         IN WITNESS WHEREOF, the Agent has caused its duly authorized representatives to execute this Agreement on the date first written above.


[AGENT NAME]                                HOME INTERIORS & GIFTS, INC.



By                                          By
  -------------------------                   ----------------------------------

Name                                        Name
    -----------------------                      -------------------------------

Title                                       Title
     ----------------------                       ------------------------------




Home Interiors & Gifts, Inc.    Master Software License Agreement     Page:  F-4
EXE Technologies, Inc.                                  Contract No. LTOD-4BQJPW

                   CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT


         This Agreement, dated as of October 29, 1999, is by and between Home Interiors & Gifts, Inc., a Texas corporation (the "Home Interiors"), and EXE Technologies, Inc., a Delaware corporation ( "EXE").

         In connection with a consulting relationship between Home Interiors and EXE, Home Interiors and EXE are disclosing to each other certain of their proprietary information. As a material inducement to each party to disclose such information, the party receiving (the "Receiving Party") any information concerning the other party (the "Disclosing Party") agrees to treat confidentially all information concerning the Disclosing Party furnished to the Receiving Party, whether or not in writing (collectively, the "Evaluation Material"), in accordance with the provisions of this Agreement. The Evaluation Material will not, however, include information which (a) is or becomes publicly available other than as a result of a disclosure by the Receiving Party or its representatives, (b) is in the possession of or known to the Receiving Party prior to its receipt from the Disclosing Party, (c) is independently developed by the Receiving Party without the utilization of any Evaluation Material, or
(d) is or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party or its representatives) which, to the best of the Receiving Party's knowledge after due inquiry, is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party.

         The Evaluation Material shall be used solely for the purposes described above and for no other purpose, and the Receiving Party and its representatives shall not, without the Disclosing Party's prior written authorization, directly or indirectly, intentionally or inadvertently, through its agents, representatives, employees or otherwise, (a) disclose the contents of any of the Evaluation Material received from the Disclosing Party or of the discussions between the parties to any other person or use or exploit the Evaluation Material received from the Disclosing Party, or (b) discuss the Disclosing Party or its affairs with any person other than the Disclosing Party's representatives. Neither party shall disclose to any other person either the fact that any discussions are taking place between the parties or that either party has requested or received information from the other party or any of the terms, conditions or other facts with respect to the relationship between the parties, including the status thereof. The term "person" as used herein shall be broadly interpreted to include without limitation any corporation, partnership, company, association, mutual fund or other organization, group or individual. Each party reserves the right, in its sole and absolute discretion, to reject any and all proposals and to terminate discussions with, or directly or indirectly involving, the other party at any time without affecting the either party's obligations hereunder.

         If the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes) to disclose the contents of any Evaluation Material received from the

Disclosing Party, the Receiving Party shall (i) provide the Disclosing Party with prompt notice of such request and the information requested so that the Disclosing Party may seek an appropriate protective order and/or waive the Receiving Party's compliance with the provisions of this Agreement, and (ii) consult with the Disclosing Party as to the advisability of taking legally available steps to resist or narrow such request. If in the absence of a protective order or the receipt of a waiver hereunder the Receiving Party is nonetheless, in the written opinion of its legal counsel, compelled to disclose the contents of any Evaluation Material received from the Disclosing Party to any tribunal or else be or risk being liable for contempt or suffer other censure or penalty, the Receiving Party may disclose such information to such tribunal; provided, however, that the Receiving Party shall give the Disclosing Party written notice of the information to be so disclosed as far in advance of its disclosure as is practicable and shall use its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment shall be afforded to such portion of the contents of any Evaluation Material received from the Disclosing Party required to be disclosed as the Disclosing Party designates.

         At any time upon the Disclosing Party's request, the Receiving Party shall promptly deliver to the Disclosing Party all written material based on, containing or reflecting any information contained in the Evaluation Material (whether prepared by the Disclosing Party, the Receiving Party or otherwise, and whether in the possession of the Receiving Party or of its agents, representatives or employees), including all memoranda, notes, summaries, compilations and analyses, and shall not retain any copies, extracts or other reproductions, in whole or in part, of such material. The delivery of such material shall not relieve the Receiving Party of its confidentiality or other obligations hereunder.

         The Receiving Party understands that the Disclosing Party makes no representation or warranty as to the accuracy or completeness of the Evaluation Material received from the Disclosing Party. The Receiving Party agrees that the Disclosing Party shall not have any liability to the Receiving Party or any of its agents, representatives or employees resulting from the Receiving Party's reliance on the Evaluation Material received from the Disclosing Party.

         Each party understands and agrees that money damages would not be an adequate remedy for any breach of this Agreement and that the other party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each party further agrees to waive any requirement for the securing or posting of any bond or any other security in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for any breach of this Agreement, but shall be in addition to all other remedies available at law or in equity. Except as specifically provided otherwise herein, the obligations under this Agreement shall continue indefinitely and in perpetuity.

         If either party brings any legal action or other proceeding to enforce this Agreement or as a result of a dispute, breach or default by the other party of any of the provisions hereunder, the prevailing party in such action or proceeding shall be entitled to recover its attorneys' fees and other costs incurred in connection therewith. This Agreement shall be performable in Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. The parties hereby irrevocably and unconditionally consent to submit to the jurisdiction of the courts of the State of Texas for any actions, suits or proceedings arising out of or relating to this Agreement (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons or notice by U.S. registered mail to the addresses set forth below shall be effective service or process for any action, suit or proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of Texas.

         IN WITNESS WHEREOF, the undersigned, acting on their own behalf and on behalf of all of their subsidiaries and other affiliates as if they had executed this Agreement, have executed this Agreement as of the date first above written.


                                         Home Interiors & Gifts, Inc.



                                         By:  /s/ Jim Livingston
                                            ------------------------------------
                                         Its:
                                             -----------------------------------
                                         Address: 4550 Spring Valley Road
                                                  Dallas, Texas  75244



                                         EXE Technologies, Inc.



                                         By:  /s/ George Van Ness
                                            ------------------------------------

                                         Its:
                                             -----------------------------------

                                         Address: 8787 Stemmons Freeway
                                                  Dallas, Texas  75247

EXHIBIT G




         WHITE PAPER




         EXCEED 2000 PERFORMANCE BENCHMARKS
         FOR INFORMIX

EXCEED 2000 PERFORMANCE BENCHMARKS


         Purpose of this White Paper:

         The purpose of this white paper is to provide an overview of the EXceed 2000 Performance Benchmarks for Informix, using the IBM S80 platform. The benchmarking process and results are documented in this paper.



         Audience:

         This paper is suitable for publication to internal and external audiences.

EXCEED 2000 PERFORMANCE BENCHMARKS

BENCHMARK DEFINITION

         Most high volume distribution centers focus on the ability of the WMS system to process waves of orders in the shortest possible timeframe. The trend in distribution logistics is toward shorter order cycle times, putting pressure on the distribution center to be able to turn customer orders around in a faster and faster manner. The days of receiving a customer order today and shipping it tomorrow is rapidly moving to receiving a customer order now, making a delivery promise instantly, and shipping to meet that delivery promise. In short, distribution managers and executives care about how quickly a system can take a customer order and turn it into work that can be given to an associate to select that customer order.

         Given the above operational description, EXE defines the performance throughput capabilities of the EXceed 2000 system in order lines per minute through the wave planning process. In layman's terms, this is the amount of order lines processed by the system from the start of the wave planning process until the selection documents have been created. This includes all system processes needed to allocate inventory to the customer orders, determine batch picking opportunities, create the most efficient picking assignments for the orders included in the wave, and create the pick documents needed for an associate to select the orders. Print time of selection documents is not included in the benchmark numbers, due to the variances in print speed technology.

         Additionally, EXE performed identical benchmarking on a "quiet" environment, with no user activity other than the benchmark wave planning process, and on a simulated "stressed" environment, with other users and processes competing with the benchmark wave planning process.

WAVE PLANNING ORDER MIX

         Performance tests of the wave planning process for the Exceed 2000 WMS were conducted using a standard order mix consisting of 500 customer orders, with an average of 115 order lines per order. Each benchmarking wave run consisted of restoring the database, running the wave for all 500 customer orders, and documenting the results. In this way, each run was done against the same orders and inventory position, ensuring the appropriate comparisons.

HARDWARE PLATFORM

         Performance tests of the wave planning process for the Exceed 2000 WMS were conducted at the IBM Solutions Partnerships Center in San Mateo, CA.

         IBM hardware used to conduct the performance testing consisted of an IBM RS/6000 S80 with 4 GBs of RAM with 12 450MHz processors.

         SYSTEM COMPONENTS

                  Number of processors               12 configured down from 24
                  Processor Type                     RISC 6000 450MHz
                  Total RAM in Megabytes             4096
                  Number of Disk Drives              16
                  Number of Disk Controllers         4
                  OS Release Level                   AIX 4.3.3
                  Database                           Informix 7.3.1uc2
                  EXceed 2000                        V4.6 SR2

         Note:  All tests were run with 4096 MB of memory.

         DISK CONFIGURATION

                  FOUR OF THE SSA ADAPTERS WERE CONFIGURED WITH FAST WRITE, TOTALING 16 DISKS.

                  SSAO with 4 x 9.1 GB drives
                  SSA2 with 4 x 9.1 GB drives
                  SSA3 with 4 x 9.1 GB drives
                  SSA4 with 4 x 9.1 GB drives

                  Utilized LVM mirroring placing the mirrors on separate adapters. System was spread across 8 separate disks.

"QUIET" VERSUS "STRESSED"

         "Quiet" benchmark performance tests consisted of running the wave planning process, only. No other system activity was allowed.

         "Stressed" benchmark performance tests consisted of using a load simulation tool to simulate users in an operational environment, competing for system resources with the benchmark wave planning process. The tool used was Rational's PurePerformix/TTY character based load simulation tool. The simulation was driven from an IBM F40.

         The following application processes were exercised during the S80112way Stress tests:

       Full Screen Receiving           10 receivers.
       System Directed Put Away        35 forklift drivers.
       Replenishment                   40 forklift drivers.
       Reports                          2 operators processing enough
                                          reports to keep the print queues busy.
       Inventory Reduction              1 operator running the benchmark
                                          wave planning process.

BENCHMARK RESULTS

         Benchmark performance tests of the wave planning process for the Exceed 2000 WMS were as follows:

         ------------------------------------------------------------------------------------------------
                                                     "QUIET" SYSTEM              "STRESSED" SYSTEM
                                                 ORDER LINES PER MINUTE        ORDER LINES PER MINUTE
         ------------------------------------------------------------------------------------------------
              IBM S80/12 Way Processor
                                                          6194                          6161
               (as previously defined)
         ------------------------------------------------------------------------------------------------


         These results are very impressive. "Quiet" system throughput has increased between 300 and 400 percent over the last documented benchmarks, mainly due to increases in hardware capabilities with the IBM S80 platform and performance improvements with Informix 7.3.1uc2. Additionally, almost no loss in benchmark performance was documented when stressing the environment with additional users and processes.